Exhibit A-30

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

LO-LO DISCOUNT STORES, INC.

Filing Number: 22243900

Articles of Incorporation	March 11, 1966
Articles Of Amendment	December 11, 1978
Articles of Amendment	June 08, 1981
Articles of Amendment	August 11, 1981

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on December 13, 2010.

/s/ Hope Andrade Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: SOS-WEB	TID: 10266	Document: 345320810003

ARTICLES OF INCORPORATION

OF

TAP, INCORPORATED

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

We, the undersigned natural persons of the age of twenty-one (21) years or more, all three of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is TAP, INCORPORATED.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are to sell, dispense, distribute and market beer, wine and related beverages, and carry on the business of the selling, distributing, and marketing of beer, wine and related beverages, and to do any and all things necessary and pertaining to said business; to engage in dispensing, distributing, marketing and selling of beer, wine and related beverages and generally to purchase, lease and otherwise acquire a building or buildings or space in a building or buildings of such extent and character as may be suitable and adequate for the said distribution, selling, dispensing and marketing of beer, wine and related beverages; to hold, own, lease, rent or sell such business or businesses; to maintain any premises so acquired as a place for the dispensing, distributing, marketing or selling of beer, wine and related beverages; to engage in any marketing, selling, distributing and dispensing of beer, wine and related beverages business whatsoever (where not pre-empted by law), which the corporation may deem convenient or proper in furtherance of any of the purposes herein mentioned or otherwise; to conduct its business in the State of Texas and other states, the District of Columbia and the territories and possessions of the United States; and to have and to exercise all powers authorized by the laws of the State of Texas under which the corporation is formed, whether expressly set forth herein or not, as such laws are now in effect or may be at any time hereafter be amended; to purchase, or otherwise acquire, own, mortgage, pledge, rent, lease, distribute, sell, in whatever manner deemed necessary or desirable, assign and transfer or otherwise dispose of, and to invest, trade, deal in and with goods, wares and merchandise, equipment and personal property of every class and description and patents and processes pertaining thereto, and to do any and everything necessary and appropriate in carrying out such enterprise; to do each and everything necessary and proper for the accomplishment of any or more of the purposes or the attainment of any one or more of the objects hereinabove enumerated or conducive to or expedient for the interest or benefit of the corporation; to contract and subcontract with others accordingly, and in addition, to exercise or possess all powers, rights and privileges necessary or incidental to the purposes for which this corporation is formed, or to its activities in which it is engaged; to acquire, hold, use, sell, assign, lease, grant, license in respect of, mortgage, hypothecate, or otherwise dispose of or deal in letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relative to or useful in connection with any business of this corporation; to enter into, make and perform contracts of every kind and description, with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof; to have and to exercise all powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act; the objects and purposes specified in the foregoing clause shall be regarded as independent purposes and shall not be limited, except as otherwise expressed, by the terms of any other clause in this certificate of incorporation.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock of the par value of One ($1.00) Dollar each, totaling Ten Thousand ($10,000.00) Dollars.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars, consisting of money, labor done, or property actually received, of which the sum is not less than One Thousand ($1,000.00) Dollars.

ARTICLE VI

The post office address of its initial registered office is P. O. Box 6147, Terminal Annex, 2301 North Field Street, Dallas, Texas, in the City of Dallas, in the County of Dallas, State of Texas, and the name of its initial registered agent at such address is G. L. Harrison.

ARTICLE VII

The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

R. O. Whiddon 4126 Courtshire Road Dallas, Texas

C. L. Harrison 6217 Ellsworth Street Dallas, Texas

G. L. Harrison 11060 Lawn Haven Road Dallas, Texas

ARTICLE VIII

The names and addresses of the incorporators are:

R. O. Whidden 4126 Courtshire Road Dallas, Texas

C. L. Harrison 6217 Ellsworth Street Dallas, Texas

G. L. Harrison 11060 Lawn Haven Road Dallas, Texas

ARTICLE IX

The internal affairs of the corporation shall be conducted in accordance with the Texas Business Corporation Act and the by-laws of this corporation, except that cumulative voting in the election of Directors by a shareholder giving one candidate as many votes as the number of such Directors multiplied by the number of such shareholder’s shares shall equal, or by such shareholder distributing shares voted on the same principle among any number of candidates, is hereby expressly prohibited. The shareholders of the corporation hereby delegate to the Board of Directors, the power to adopt, alter, amend or repeal the by-laws of the corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 9TH day of MARCH, 1966.

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

BEFORE ME, the undersigned authority, on this day personally appeared R. O. WHIDDON, C. L. HARRISON and G.L. HARRISON, who each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

Notary Public in and for Dallas County, T E X A S

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TAP, INCORPORATED — — — — — — — — —

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is TAP, INCORPORATED.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the written consent of the shareholders of the corporation on December 4, 1978 and the consent shall have the same force and effect as a unanimous vote of the shareholders. The amendment alters or changes Article I of the original Articles of Incorporation and the Article is hereby amended to read as follows:

“ARTICLE I. The name of the corporation is LO-LO DISCOUNT STORES, INC.”

ARTICLE THREE: The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was -0-.

Dated: December 5, 1978

TAP, INCORPORATED

By
President

By
Secretary

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF BERGEN	)

I, Joyce Bolden, a Notary Public, do hereby certify that on this 6 day of December, 1978, personally appeared before me R. F. Doyle, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Joyce Bolden
Notary Public

JOYCE BOLDEN

NOTARY PUBLIC OF NEW JERSEY

My Commission Expires 1981

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF LO-LO DISCOUNT STORES, INC. — — — — — — — — — — — — — —

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is LO-LO DISCOUNT STORES, INC.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the written consent of the sole shareholder of the corporation on May 27, 1981, and the consent shall have the same force and effect as a unanimous vote of the shareholders. The amendment alters or changes Article I of the original Articles of Incorporation and the Article is hereby amended to read as follows:

“ARTICLE I. The name of the corporation is NFS HOLDINGS, INC.”.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was -0-.

Dated: May 28, 1981

LO-LO DISCOUNT STORES, INC.

By
Vice President

By
Secretary

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF BERGEN	)

I, Alice M. Solleder, a Notary Public, do hereby certify that on this 28th day of May, 1981, personally appeared before me R. G. Ulrich, who declared he is Vice President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Alice M. Solleder
Notary Public
ALICE M SOLLEDER G2700 Notary Public of New Jersey Commission Expires February 27, 1985

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF NFS HOLDINGS, INC.

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is NFS HOLDINGS, INC.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the written consent of the sale shareholder of the corporation on July 27, 1981, which consent has the same force and effect as a unanimous vote of the shareholders. The amendment alters or changes Article I of the original Articles of Incorporation and the Article is hereby amended to read as follows:

“ARTICLE I. The name of the corporation is LO-LO DISCOUNT STORES, INC.”.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The number of shares voted for such amendment 1,000; and the number of shares voted against such amendment was -0-.

Dated: July 28, 1981

NFS HOLDINGS, INC.

By
Vice President

By
Secretary

STATE OF NEW JERSEY	)
	)	SS.:
COUNTY OF BERGEN	)

I, Marilyn C. Tomicki, a Notary Public, do hereby certify that on this 28th day of July, 1981, personally appeared before me R. G. Ulrich, who declared he is Vice President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Marilyn C. Tomicki
Notary Public
MARILYN C. TOMICKI #G02701 Notary Public of New Jersey Commission Expires February 27, 1985